Exhibit 10.10

Execution Version

EARNOUT ESCROW AGREEMENT

THIS EARNOUT ESCROW AGREEMENT (“Agreement”) is made as of October 12, 2023 and effective as of October 6, 2023, by and among Falcon’s Beyond Global, Inc., a Delaware corporation (the “Issuer”), whose address and other information appears on the Information Sheet (as defined herein) attached to this Agreement as Exhibit A, Falcon’s Beyond Global, LLC, a Delaware limited liability company (“Falcon’s”), whose address and other information appears on the Information Sheet attached to this Agreement as Exhibit A, the entities set forth on the signature pages hereto under the heading “Earnout Participants” (the “Earnout Participants”) and Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10044 a New York corporation (“Escrow Agent”).

WHEREAS, pursuant to Section 3.01(c) of the Agreement and Plan of Merger, dated as of July 11, 2022, as amended on September 13, 2022, as further amended and restated on January 31, 2023, and as further amended on June 25, 2023, July 7, 2023 and September 1, 2023 (the “Merger Agreement”), by and among the Issuer, Falcon’s, and the other parties thereto, the Issuer must deposit the Earnout Shares (as defined below) and Falcon’s must deposit the Earnout Units (as defined below) with an escrow agent, in each case to be held in escrow by the escrow agent and to be released by the escrow agent only upon the written instruction of the Issuer and Falcon’s upon the occurrence of certain triggering events as specifically set forth in Exhibit D of this Agreement and Section 3.01(c) of the Merger Agreement;

WHEREAS, the Issuer and Falcon’s wish to engage the Escrow Agent as escrow agent to establish the account (the “Escrow Account”) into which the Earnout Shares and Earnout Units will be deposited, and the Escrow Agent wishes to act as escrow agent and establish the Escrow Account, all on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, concurrently herewith, each Earnout Participant has delivered to the Issuer a duly executed Stockholder’s Agreement in the form of Exhibit E (the “Stockholder’s Agreement”) setting forth certain voting and lock-up agreements.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment

(a) The parties hereby appoint the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

(b) All capitalized terms with respect to the rights and obligations of the parties hereto shall be defined herein. The Escrow Agent shall act only in accordance with the terms and conditions contained in this Agreement and shall have no duties or obligations with respect to the Merger Agreement.

2. Earnout Shares

(a) The Issuer shall deposit with the Escrow Agent 1,937,500 shares of Class A common stock, par value $0.0001 per share, of the Issuer (the “Pubco Class A Common Stock”) and 75,562,500 shares of Class B common stock, par value $0.0001 per share, of the Issuer (the “Pubco Class B Common Stock” and, together with the shares of Pubco Class A Common Stock, the “Earnout Shares”) on the date hereof. The Escrow Agent shall hold the Earnout Shares as book-entry positions registered in the name of “Continental Stock Transfer & Trust Company as Escrow Agent for Falcon’s Beyond Global, Inc.” and such positions shall be held for the benefit of the Earnout Participants set forth on Exhibit B attached to this Agreement.

(b) While the Earnout Shares are held in the Escrow Account, the Earnout Participants shall have voting rights with respect to the Earnout Shares held for their benefit hereunder. The Earnout Shares shall constitute shares issued and outstanding and entitled to vote on all matters for which the shares of Pubco Class A Common Stock generally are entitled to vote. Without limiting the generality of the foregoing, concurrently herewith, each Earnout Participant has delivered to the Issuer a duly executed Stockholder’s Agreement which, among other things, sets forth certain voting agreements of each Earnout Participant.

(c) Any cash dividends paid with respect to the Pubco Class A Common Stock during the Term (as defined below) shall be deemed part of the Escrow Account and be delivered to the Escrow Agent to be deposited, pro rata, in one or more non-interest-bearing account(s) to be maintained by the Escrow Agent in the name of “Continental Stock Transfer & Trust Company as Escrow Agent for Falcon’s Beyond Global, Inc.” for the benefit of the Earnout Participants for whose benefit the Pubco Class A Common Stock such cash dividend was paid in relation to are held. In the event that any Earnout Shares fail to vest in accordance with the terms of this Agreement, the Termination Instructions (as defined below) or Forfeiture Instructions (as defined below), as applicable, shall provide that all cash dividends paid with respect to such shares will be forfeited and paid back to the Issuer.

(d) In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the common stock of the Issuer, other than a regular cash dividend, the Earnout Shares shall be appropriately adjusted on a pro rata basis and consistent with the terms of this Agreement.

(e) The interests of the Earnout Participants in the Earnout Shares (and any cash dividends or other distributions in respect thereof) shall not be assignable or transferrable while such Earnout Shares are held in the Escrow Account.

3. Earnout Units

(a) Falcon’s shall deposit with the Escrow Agent 75,562,500 units of Falcon’s (“Earnout Units”) on the date hereof. The Escrow Agent shall hold the Earnout Units in certificated form registered in the name of “Continental Stock Transfer & Trust Company as Escrow Agent for Falcon’s Beyond Global, LLC” for the benefit of the Earnout Participants set forth on Exhibit C attached to this Agreement.

(b) While the Earnout Units are held in the Escrow Account, the Issuer Earnout Participants shall have voting rights with respect to the Earnout Units.

(c) Any cash dividends paid with respect to the units of Falcon’s during the Term shall be deemed part of the Escrow Account and be delivered to the Escrow Agent to be deposited, pro rata, in one or more non-interest-bearing account(s) to be maintained by the Escrow Agent in the name of “Continental Stock Transfer & Trust Company as Escrow Agent for Falcon’s Beyond Global, LLC” for the benefit of the Earnout Participants for whose benefit the Falcon’s units such cash dividend was paid in relation to are held. In the event that any Earnout Units fail to vest in accordance with the terms of this Agreement, the Termination Instructions or Forfeiture Instructions, as applicable, shall provide that all cash dividends paid with respect to such units will be forfeited and paid back to Falcon’s.

(d) In the event of any unit split, reverse unit split, unit dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of units, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the units of Falcon’s, the Earnout Units shall be appropriately adjusted on a pro rata basis and consistent with the terms of this Agreement.

(e) The interests of the Earnout Participants in the Earnout Units (and any distributions in respect thereof) shall not be assignable or transferrable while such Earnout Units are held in the Escrow Account.

4. Term and Termination. The Escrow Agent shall hold the Earnout Shares and Earnout Units from the date hereof until 11:59 p.m. Eastern Time on the six-year anniversary of the date hereof (such period, the “Term”), unless earlier released pursuant to Section 5. This Agreement shall terminate with respect to each Earnout Share and Earnout Unit held in the Escrow Account upon the release of such Earnout Shares and Earnout Units pursuant to Section 5(a), 5(b) or 5(c), as applicable, and shall terminate in its entirety once all Earnout Shares and Earnout Units are released, provided that the rights of the Escrow Agent and the obligations of Falcon’s under Sections 8 and 9 shall survive the termination hereof.

5. Disposition

(a) Upon the occurrence of the vesting conditions set forth in Exhibit D, the Issuer shall send joint written instructions to the Escrow Agent substantially in the form attached hereto as Exhibit F (the “Delivery Instructions”), directing the Escrow Agent to deliver the number of Earnout Shares and/or Earnout Units (any and all dividends or other property with respect to such Earnout Shares and/or Earnout Units) required to be released to the applicable Earnout Participant. The Delivery Instructions shall be signed by (i) for the release of Pubco Class A Common Stock, an Authorized Signatory set forth on Schedule 1 of each of the Issuer and the Earnout Participant for whom such Earnout Shares are being released, or (ii) for the release of Pubco Class B Common Stock and Earnout Units, an Authorized Signatory set forth on Schedule 1 of each of the Issuer, Falcon’s, and the Earnout Participant for whom such Earnout Shares and Earnout Units are being released.

(b) Upon the occurrence of a Forfeiture Trigger (as defined in Exhibit D), the Issuer shall send joint written instructions to the Escrow Agent substantially in the form attached hereto as Exhibit G (the “Forfeiture Instructions”), directing the Escrow Agent to deliver the Earnout Shares and Earnout Units (any and all dividends or other property with respect to such Earnout Shares and/or Earnout Units) required to be forfeited pursuant to the Forfeiture Trigger to the Issuer or Falcon’s, as applicable, to be forfeited and cancelled. The Forfeiture Instructions shall be signed by (i) for the forfeiture and cancellation of Pubco Class A Common Stock, an Authorized Signatory set forth on Schedule 1 of each of the Issuer and the Earnout Participant from whom such Earnout Shares are being forfeited and canceled, or (ii) for the forfeiture and cancellation of Pubco Class B Common Stock and Earnout Units, an Authorized Signatory set forth on Schedule 1 of each of the Issuer, Falcon’s, and the Earnout Participant from whom such Earnout Shares and Earnout Units are being forfeited and cancelled.

(c) If any Earnout Participant’s Earnout Shares and/or Earnout Units remain in the Escrow Account at 11:59 p.m. Eastern Time on the six-year anniversary of the date hereof, the Issuer shall send joint written instructions to the Escrow Agent substantially in the form attached hereto as Exhibit H (the “Termination Instructions”), directing the Escrow Agent to deliver any unearned Earnout Shares and Earnout Units (any and all dividends or other property with respect to such Earnout Shares and/or Earnout Units) to the Issuer or Falcon’s, as applicable, to be forfeited and cancelled. The Termination Instructions shall be signed by (i) for the forfeiture and cancellation of Pubco Class A Common Stock, an Authorized Signatory set forth on Schedule 1 of each of the Issuer and the Earnout Participant from whom such Earnout Shares are being forfeited and canceled, or (ii) for the forfeiture and cancellation of Pubco Class B Common Stock and Earnout Units, an Authorized Signatory set forth on Schedule 1 of each of the Issuer, Falcon’s, and the Earnout Participant from whom such Earnout Shares and Earnout Units are being forfeited and cancelled.

(d) Each Earnout Participant shall have the right to sign only those Delivery Instructions, Forfeiture Instructions and Termination Instructions (together, the “Instructions”) relating to the Earnout Shares and/or Earnout Units held for the benefit of such Earnout Participant as reflected in Exhibit B. No Earnout Participant shall have any right to sign, and no signature from such Earnout Participant shall be required with respect to, Instructions relating to the Earnout Shares and/or Earnout Units held for the benefit of any other Earnout Participant.

(e) The Escrow Agent shall administer the Earnout Shares and the Earnout Units in accordance with Instructions provided to the Escrow Agent by the Issuer and executed as set forth in this Section 5. The Escrow Agent shall make distributions of the Earnout Shares and the Earnout Units only in accordance with the Instructions. The Escrow Agent shall not release the Earnout Shares or Earnout Units unless pursuant to Instructions.

6. Escrow Agent

(a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Issuer and Falcon’s, on the one hand, and the Earnout Participants, on the other hand, or any other person or entity, in connection herewith, if any, including without limitation the Merger Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligation of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement.

(b) In the event of any conflict between the terms and provisions of this Agreement, those of the Merger Agreement, any schedule or exhibit attached to this Agreement, or any other agreement between the Issuer or Falcon’s, on the one hand, and any Earnout Participant, on the other hand, or any other person or entity, the terms and conditions of this Agreement shall control.

(c) The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the Authorized Signatories set forth in Schedule 1 without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any Earnout Participant or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Earnout Shares and the Earnout Units, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 11 and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 12. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(d) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Issuer, Falcon’s or the Earnout Participants. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.

(e) The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Issuer, Falcon’s or the Earnout Participants. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from Authorized Signatories which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all the property held in escrow until it shall be given a direction in writing which eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent or by a final and non-appealable order or judgement of a court of competent jurisdiction agrees to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.

7. Succession

(a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days’ advance notice in writing of such resignation to the Issuer, Falcon’s and the Earnout Participants specifying a date when such resignation shall take effect, provided that such resignation shall not take effect until a successor Escrow Agent has been appointed in accordance with this Section 7. If the Issuer has failed to appoint a successor Escrow Agent prior to the expiration of thirty (30) days following receipt of the notice of resignation that is acceptable to a majority of the Earnout Participants, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Earnout Shares and the Earnout Units and any cash dividends held in the Escrow Account and to deliver the same to a designated substitute Escrow Agent, if any, or in accordance with the directions of a final order or judgement of a court of competent jurisdiction, at which time of delivery the Escrow Agent’s obligations hereunder shall ease and terminate, subject to the provisions of Section 8 below.

(b) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

8. Compensation and Reimbursement. The Escrow Agent shall be entitled to compensation by Falcon’s for its services under this Agreement as Escrow Agent and for reimbursement by Falcon’s for its reasonable out-of-pocket costs and expenses, in the amounts and payable as set forth in Exhibit A. The Escrow Agent shall also be entitled to payments by Falcon’s of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 9. The obligations of Falcon’s set forth in this Section 8 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

9. Indemnity

(a) Falcon’s agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees (collectively, the “Escrow Agent Losses”), which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees. Notwithstanding the foregoing, the indemnification contained in this Section 9(a) shall not apply to amounts paid by the Indemnitee in settlement of any Escrow Agent Losses if such settlement is effected without the consent of the Issuer. The Escrow Agent shall notify Falcon’s in writing promptly after receipt by an Indemnitee of notice of any demand or claim or the commencement or threat of any action, suit or proceeding against the Indemnitee which the Indemnitee believes may result in Escrow Agent Losses. No Indemnitee shall, without the prior written consent of Falcon’s, consent to the entry of any judgment or enter into any settlement that is not both fully resolved or settled (i) in all respects by the payment of money damages alone and no other form of relief, provided that the amount of such money damages has been consented to by Falcon’s in writing and (ii) with an unconditional release by the claimant or plaintiff of the Issuer, Falcon’s, the Earnout Participants and each of their affiliates from all liability in respect to such claim or litigation.

(b) If the indemnification provided for in Section 9(a) is applicable, but for any reason is held to be unavailable, Falcon’s shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of Falcon’s.

(c) This Section 9 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

10. Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the parties each acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Issuer, Falcon’s and the Earnout Participants’ identity including without limitation name, address and organizational documents (“identifying information”). The Issuer, Falcon’s and the Earnout Participants each agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening accounts with or using any service provided by the Escrow Agent.

11. Notices. All communications hereunder shall be in writing and, except for Instructions or other communications setting forth, claiming, containing, objecting to, or in any way related to the full or partial transfer or distribution of the Earnout Shares and the Earnout Units and any cash dividends held in the Escrow Account, including but not limited to transfer instructions, all of which shall be specifically governed by Section 12 below, all notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier, or (iii) sent by e-mail to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to the Escrow Agent:

Continental Stock Transfer and Trust Company
One State Street — 30th Floor
New York, New York 10004
Email address: [***]
Attention: Erika Harris

If to the Issuer or Falcon’s:

6996 Piazza Grande Avenue, Suite 301

Orlando, FL 32835

Attn: Scott Demerau and Cecil Magpuri

Email: [***] and [***]

with a copy to (which shall not constitute notice):

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: Joel Rubinstein

Email: joel.rubinstein@whitecase.com

If to an Earnout Participant, at the Earnout Participant’s address set forth on the signature page hereto.

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such offer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

12. Security Procedures

(a) Notwithstanding anything to the contrary as set forth in Section 11, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Earnout Shares or Earnout Units or any cash dividends held in the Escrow Account, including but not limited to any transfer instructions that may otherwise be set forth in Instructions permitted pursuant to Section 5 of this Agreement, may be given to the Escrow Agent only by e-mail and no instruction for or related to the transfer or distribution of the Earnout Shares and the Earnout Units and any cash dividends held in the Escrow Account, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by e-mail at the e-mail address provided to the Issuer and Falcon’s by the Escrow Agent in accordance with Section 11 and as further evidenced by a confirmed transmittal to that e-mail address.

(b) In the event Instructions are so received by the Escrow Agent by e-mail, the Escrow Agent is authorized to seek confirmation of such Instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the Authorized Signatories identified in Schedule 1, the Escrow Agent is hereby authorized both to receive the Instructions from and seek confirmation of such Instructions by the Chief Executive Officer, General Counsel, Chief Financial Officer, President or Executive Vice President of the Issuer and Falcon’s (collectively, the “Senior Officers”) as the Escrow Agent may select. Such Senior Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such Senior Officer.

(c) The Issuer, Falcon’s and the Earnout Participants acknowledge that, upon receipt of a Delivery Instruction, the Escrow Agent is authorized to deliver the Earnout Shares and the Earnout Units and any cash dividends held in the Escrow Account to be released to an Earnout Participant to the custodian account of recipient designated by such Earnout Participant in writing.

13. Compliance with Court Officers. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgement of decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree by subsequently reversed, modified, annulled, set aside or vacated.

14. Miscellaneous.

(a) This Agreement, including the schedules and exhibits hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

(b) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by e-mail, and such e-mail will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.

(c) If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

(d) A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent, the Issuer, Falcon’s and the Earnout Participants any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Earnout Shares and Earnout Units and any cash dividends held in the Escrow Account escrowed hereunder.

(e) The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, by a writing signed by the Escrow Agent, the Issuer and Falcon’s for the purpose of curing any ambiguity or curing, correcting, or supplementing any defective provision contained herein. All other modifications, amendments, supplements, or waivers of rights under this Agreement must be in writing signed by the Escrow Agent, the Issuer, Falcon’s and each Earnout Participant.

(f) Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or the Issuer except as provided in Section 7, without the prior consent of the Escrow Agent and the Issuer.

(g) This Agreement shall be governed by and construed under the laws of the State of New York, without regard to the conflicts of laws principles thereof. Each of the Issuer, Falcon’s the Earnout Participants and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-convenience or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of New York or United States federal court, in each case, sitting in New York County, New York. To the extent that in any jurisdiction any party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgement), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ISSUER:

FALCON’S BEYOND GLOBAL, INC.

By:	/s/ Cecil D. Magpuri
Name:	Cecil D. Magpuri
Title:	Chief Executive Officer

FALCON’S:

FALCON’S BEYOND GLOBAL, LLC

By:	/s/ Cecil D. Magpuri
Name:	Cecil D. Magpuri
Title:	Chief Executive Officer

EARNOUT PARTICIPANTS:

FAST SPONSOR II LLC
By:	FAST Sponsor II Manager LLC, its manager

By:	/s/ Garrett Schreiber
Name:	Garrett Schreiber
Title:	Sole Member

INFINITE ACQUISITIONS LLLP

By:	/s/ Lucas Demerau
Name:	Lucas Demerau
Title:	Chairman

KATMANDU VENTURES, LLC

By:	/s/ Nathan Markey
Name:	Nathan Markey
Title:	Managing Member

CILMAR VENTURES, LLC SERIES A

By:	/s/ Cecil D. Magpuri
Name:	Cecil D. Magpuri
Title:	Manager

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY

By:	/s/ Douglas Reed
Name:	Douglas Reed
Title:	Vice President of Account Administration

Schedule 1

Telephone Number(s) and authorized signature(s) for
Person(s) Designated to give Escrow Asset Transfer Instructions

EXHIBIT A

ESCROW AGREEMENT INFORMATION SHEET

EXHIBIT B

Earnout Shares

Name	Address	Number of Earnout Shares (Class A Common Stock)	Number of Earnout Shares (Class B Common Stock)
FAST Sponsor II LLC	109 Old Branchville Road Ridgefield, CT 06877	1,162,500	--
Infinite Acquisitions Partners LLC	3420 Pump Road, #356 Henrico, VA 23233	775,000	33,266,608
Katmandu Ventures, LLC	3420 Pump Road, #356 Henrico, VA 23233	--	21,147,946
CilMar Ventures, LLC Series A	6996 Piazza Grande Avenue, Suite 301 Orlando, FL 32835	--	21,147,946

EXHIBIT C

Earnout Units

Name	Address	Number of Earnout Units
Infinite Acquisitions LLLP	3420 Pump Road, #356 Henrico, VA 23233	33,266,608
Katmandu Ventures, LLC	3420 Pump Road, #356 Henrico, VA 23233	21,147,946
CilMar Ventures, LLC Series A	6996 Piazza Grande Avenue, Suite 301 Orlando, FL 32835	21,147,946

EXHIBIT D

Capitalized terms used but not otherwise defined in this Exhibit or in the Earnout Escrow Agreement shall have the meanings ascribed to them in the Merger Agreement.

Price-Based Earnouts:

1.	Earnout Triggering Event I: (a) On the first date during the Earnout Period on which the Pubco Common Share Price is equal to or greater than $20.00 or (b) if prior to the end of the Term the Issuer consummates a transaction (not including the transactions contemplated by the Merger Agreement) which results in the stockholders of the Issuer having the right to exchange their shares of Pubco Class A Common Stock for cash, securities and/or other property having an aggregate value equaling or exceeding $20.00 per share (as determined (x) assuming the vesting of the Earnout Shares that are eligible to vest upon the achievement of the Earnout Triggering Event I and (y) for any non-cash proceeds, based on the agreed valuation set forth in the applicable definitive agreements for such transaction or, in the absence of such valuation, as determined in good faith by the board of directors of the Issuer), the Issuer and the Falcon’s shall cause the Escrow Agent to release to each Earnout Participant (1) a number of Earnout Units equal to (x) fifteen million (15,000,000) (the “First Earnout Units”) multiplied by (y) its Earnout Pro Rata Portion (as defined below) and (2) a number of shares of Pubco Class B Common Stock equal to (x) fifteen million (15,000,000) (the “First Earnout Shares”) multiplied by (y) its Earnout Pro Rata Portion.

2.	Earnout Triggering Event II: (a) On the first date during the Earnout Period on which the Pubco Common Share Price is equal to or greater than $25.00 or (b) if prior to the end of the Term the Issuer consummates a transaction (not including the transactions contemplated by the Merger Agreement) which results in the stockholders of the Issuer having the right to exchange their shares of Pubco Class A Common Stock for cash, securities and/or other property having an aggregate value equaling or exceeding $25.00 per share (as determined (x) assuming the vesting of the Earnout Shares that are eligible to vest upon the achievement of the Earnout Triggering Event II and (y) for any non-cash proceeds, based on the agreed valuation set forth in the applicable definitive agreements for such transaction or, in the absence of such valuation, as determined in good faith by the board of directors of the Issuer), the Issuer and the Falcon’s shall cause the Escrow Agent to release to each Earnout Participant (1) a number of Earnout Units equal to (x) fifteen million (15,000,000) (the “Second Earnout Units”) multiplied by (y) its Earnout Pro Rata Portion and (2) a number of shares of Pubco Class B Common Stock equal to (x) fifteen million (15,000,000) (the “Second Earnout Shares”) multiplied by (y) its Earnout Pro Rata Portion.

3.	Earnout Triggering Event III: On the first date during the Earnout Period on which the Pubco Common Share Price is equal to or greater than $30.00 or (b) if prior to the end of the Term the Issuer consummates a transaction (not including the transactions contemplated by the Merger Agreement) which results in the stockholders of the Issuer having the right to exchange their shares of Pubco Class A Common Stock for cash, securities and/or other property having an aggregate value equaling or exceeding $30.00 per share (as determined (x) assuming the vesting of the Earnout Shares that are eligible to vest upon the achievement of the Earnout Triggering Event III and (y) for any non-cash proceeds, based on the agreed valuation set forth in the applicable definitive agreements for such transaction or, in the absence of such valuation, as determined in good faith by the board of directors of the Issuer), the Issuer and the Falcon’s shall cause the Escrow Agent to release to each Earnout Participant (1) a number of Earnout Units equal to (x) ten million (10,000,000) (the “Third Earnout Units”) multiplied by (y) its Earnout Pro Rata Portion and (2) a number of shares of Pubco Class B Common Stock equal to (x) ten million (10,000,000) (the “Third Earnout Shares”) multiplied by (y) its Earnout Pro Rata Portion.

4.	In the event that Earnout Triggering Event II occurs prior to the occurrence of Earnout Triggering Event I, Earnout Triggering Event I will be deemed to have been achieved, the First Earnout Units and First Earnout Shares shall also be deemed to have vested, and the Issuer and Falcon’s shall cause the Escrow Agent to release the First Earnout Units and First Earnout Shares. In the event that Earnout Triggering Event III occurs prior to the occurrence of Earnout Triggering Event I or Earnout Triggering Event II, Earnout Triggering Event I and Earnout Triggering Event II, as applicable, will be deemed to have been achieved, and the First Earnout Units and First Earnout Shares and Second Earnout Units and Second Earnout Shares shall also be deemed to have vested, and the Issuer and Falcon’s shall cause the Escrow Agent to release the First Earnout Units and First Earnout Shares and Second Earnout Units and Second Earnout Shares.

Performance-Based Earnouts:

1.	Promptly following the filing of the Issuer’s Form 10-K with the SEC for the fiscal year ending December 31, 2023 (the “2023 Performance-Based Earnout”):

a.	If the Pubco EBITDA for all of 2023 is less than $12,416,530, no Earnout Units or shares of Pubco Class B Common Stock shall be released from escrow in relation to the Pubco EBITDA targets for the 2023 Earnout Measurement Periods.

b.	If the Pubco EBITDA for all of 2023 is at least $12,416,530, and:

(I)	The Pubco EBITDA for one (but not both) of Q3 or Q4 of the year ending December 31, 2023 (each such period, a “2023 Earnout Measurement Period”) is equal to or greater than $3,449,036.50, the Issuer and Falcon’s shall cause the Escrow Agent to release to each Earnout Participant (I) a number of Earnout Units equal to (x) seven million five hundred thousand (7,500,000) multiplied by (y) its Earnout Pro Rata Portion and (II) a number of shares of Pubco Class B Common Stock equal to (x) seven million five hundred thousand (7,500,000) multiplied by (y) its Earnout Pro Rata Portion.

(II)	The Pubco EBITDA for both 2023 Earnout Measurement Periods is equal to or greater than $3,449,036.50, Issuer and the Falcon’s shall cause the Escrow Agent to release to each Earnout Participant (I) a number of Earnout Units equal to (x) fifteen million (15,000,000) multiplied by (y) its Earnout Pro Rata Portion and (II) a number of shares of Pubco Class B Common Stock equal to (x) fifteen million (15,000,000) multiplied by (y) its Earnout Pro Rata Portion.

(III)	The Pubco EBITDA for neither 2023 Earnout Measurement Period is equal to or greater than $3,449,036.50, no Earnout Units or shares of Pubco Class B Common Stock shall be released from escrow in relation to the Pubco EBITDA targets for the 2023 Earnout Measurement Periods.

c.	If the Pubco Revenue for all of 2023 is less than $70 million, no Earnout Units or shares of Pubco Class B Common Stock shall be released from escrow in relation to the Pubco Revenue targets for the 2023 Earnout Measurement Periods.

d.	If the Pubco Revenue for all of 2023 is at least $70 million, and:

(I)	The Pubco Revenue for one (but not both) 2023 Earnout Measurement Period is equal to or greater than $17,500,000, the Issuer and the Falcon’s shall cause the Escrow Agent to release to each Earnout Participant (I) a number of Earnout Units equal to (x) two million five hundred thousand (2,500,000) multiplied by (y) its Earnout Pro Rata Portion and (II) a number of shares of Pubco Class B Common Stock equal to (x) two million five hundred thousand (2,500,000) multiplied by (y) its Earnout Pro Rata Portion.

(II)	The Pubco Revenue for both 2023 Earnout Measurement Periods is equal to or greater than $17,500,000, Issuer and the Falcon’s shall cause the Escrow Agent to release to each Earnout Participant (I) a number of Earnout Units equal to (x) five million (5,000,000) multiplied by (y) its Earnout Pro Rata Portion and (II) a number of shares of Pubco Class B Common Stock equal to (x) five million (5,000,000) multiplied by (y) its Earnout Pro Rata Portion.

(III)	The Pubco Revenue for neither 2023 Earnout Measurement Period is equal to or greater than $17,500,000, no Earnout Units or shares of Pubco Class B Common Stock shall be released from escrow in relation to the Pubco Revenue targets for the 2023 Earnout Measurement Periods.

2.	Promptly following the filing of the Issuer’s Form 10-K with the SEC for the fiscal year ending December 31, 2024 (the “2024 Performance-Based Earnout”):

a.	if the Pubco EBITDA for a quarterly period ended March 31, 2024, June 30, 2024, September 31, 2024 or December 31, 2024 (each, a “2024 Earnout Measurement Period”) is equal to or greater than $5,606,106 (except as provided below), the Issuer and the Falcon’s shall cause the Escrow Agent to release to each Earnout Participant, with respect to each such 2024 Earnout Measurement Period for which the Pubco EBITDA target was met: (I) a number of Earnout Units equal to (x) two million five hundred thousand (2,500,000) multiplied by (y) its Earnout Pro Rata Portion and (II) a number of shares of Pubco Class B Common Stock equal to (x) two million five hundred thousand (2,500,000) multiplied by (y) its Earnout Pro Rata Portion; provided that the applicable target Pubco EBITDA for the fourth quarter of 2024 shall be the yearly target amount of $44,848,848 minus the sum of the actual Pubco EBITDA generated in the first, second and third quarters, and the fourth quarter Earnout Shares and Earnout Units will be 1,250,000 instead of 2,500,000.

b.	if the Pubco Revenue for a 2024 Earnout Measurement Period is equal to or greater than $17,515,454 (except as provided below), the Issuer and Falcon’s shall cause the Escrow Agent to release to each Earnout Participant, with respect to each such 2024 Earnout Measurement Period for which the Pubco Revenue target was met: (I) a number of Earnout Units equal to (x) two million five hundred thousand (2,500,000) multiplied by (y) its Earnout Pro Rata Portion and (II) a number of shares of Pubco Class B Common Stock equal to (x) two million five hundred thousand (2,500,000) multiplied by (y) its Earnout Pro Rata Portion; provided that the applicable target Pubco Revenue for the fourth quarter of 2024 shall be the yearly target amount of $140,123,632 minus the sum of the actual Pubco Revenue generated in the first, second and third quarters, and the fourth quarter Earnout Shares and Earnout Units will be 1,250,000 instead of 2,500,000.

3.	Actual Pubco EBITDA and Pubco Revenue for each Earnout Measurement Period shall be determined by the audit committee of the board of directors of Issuer.

Earnout Terms for Sponsor and Infinite Acquisitions (with respect to Infinite Acquisitions’ Earnout Shares in the form of Pubco Class A Common Stock only):

Notwithstanding the foregoing:

1.	Each time the Sponsor is entitled to be delivered an Earnout Unit and share of Pubco Class B Common Stock hereunder, the Issuer and Falcon’s shall instead cause the Escrow Agent to release to Sponsor one share of Pubco Class A Common Stock.

2.	With respect to Infinite Acquisitions’ Earnout Shares in the form of Pubco Class A Common Stock only, each time Infinite Acquisitions is entitled to be delivered an Earnout Unit and share of Pubco Class B Common Stock, the Issuer and Falcon’s shall instead cause the Escrow Agent to release to Infinite Acquisitions one share of Pubco Class A Common Stock.

Earnout Forfeiture Before the end of the Term:

Promptly following the filing of the Issuer’s Form 10-K with the SEC for the 2023 fiscal year and 2024 fiscal year (the “Forfeiture Trigger”):

1.	a number of shares of Pubco Class B Common Stock and Earnout Units equal to (A) the number of shares of Pubco Class B Common Stock still in escrow (following the release of any Earnout Shares for such 2023 Earnout Measurement Period and 2024 Earnout Measurement Period (together, the “Earnout Measurement Periods”)) minus (B) the maximum number of shares of Pubco Class B Common Stock all Earnout Participants except Infinite Acquisitions (with respect to Infinite Acquisitions’ Earnout Shares in the form of Pubco Class A Common Stock only) the Sponsor, collectively, could earn if Earnout Triggering Event III occurs and all Pubco EBITDA and Pubco Revenue targets for future 2024 Earnout Measurement Periods (if any) are achieved, shall be delivered to Issuer or Falcon’s (as applicable) and cancelled for no consideration, and none of the Earnout Participants nor any of their Affiliates shall have any rights with respect thereto.

2.	a number of shares of Pubco Class A Common Stock equal to (A) the number of shares of Pubco Class A Common Stock still in escrow (following the release of any shares of Pubco Class A Common Stock for such Earnout Measurement Periods) minus (B) the maximum number of shares of Pubco Class A Common Stock that Infinite Acquisitions (with respect to Infinite Acquisitions’ Earnout Shares in the form of Pubco Class A Common Stock only) the Sponsor, collectively, could earn if Earnout Triggering Event III occurs and all Pubco EBITDA and Pubco Revenue targets for future 2024 Earnout Measurement Periods (if any) are achieved, shall be delivered to Pubco and cancelled for no consideration, and none of the Earnout Participants nor any of their Affiliates shall have any rights with respect thereto.

Earnout Pro Rata Portion

1.	Until and through the earliest time that Infinite Acquisitions, LLLP has, pursuant to the Catch-up Percentage denoted below, received 1,216,608 Earnout Units and shares of Pubco Class B Common Stock pursuant to (x) the 2023 Performance-Based Earnout and 2024 Performance-Based Earnout and/or (y) Earnout Triggering Event I, Earnout Triggering Event II, and Earnout Triggering Event III, the Earnout Pro Rata Portion of each Earnout Participant set forth in the two tables immediately below shall apply:

a.	With respect to the Earnout Pro Rata Portion of each Earnout Participant under the 2023 Performance-Based Earnout and 2024 Performance-Based Earnout:

Earnout Participant	Earnout Pro Rata Portion
Infinite Acquisitions Partners LLC (Pubco Class A Common Stock)	1.00%
Sponsor	1.50%
Infinite Acquisitions Partners LLC (Pubco Class B Common Stock and Earnout Units)	50.80%
Infinite Acquisitions Partners LLC (Pubco Class B Common Stock and Earnout Units) (Catch up)	46.70%*
Katmandu Ventures, LLC	0.00%
CilMar Ventures, LLC Series A	0.00%

*	Denoted as “Catch-up Percentage”

b.	With respect to the Earnout Pro Rata Portion of each Earnout Participant under Earnout Triggering Event I, Earnout Triggering Event II, and Earnout Triggering Event III:

Earnout Participant	Earnout Pro Rata Portion
Infinite Acquisitions Partners LLC (Pubco Class A Common Stock)	1.00%
Sponsor	1.50%
Infinite Acquisitions Partners LLC (Pubco Class B Common Stock and Earnout Units)	32.50%
Infinite Acquisitions Partners LLC (Pubco Class B Common Stock and Earnout Units) (Catch up)	65.00%*
Katmandu Ventures, LLC	0.00%
CilMar Ventures, LLC Series A	0.00%

*	Denoted as “Catch-up Percentage”

2.	From the point at which Infinite Acquisitions, LLLP has, pursuant to the Catch-up Percentage denoted above, received 1,216,608 Earnout Units and shares of Pubco Class B Common Stock pursuant to (x) the 2023 Performance-Based Earnout and 2024 Performance-Based Earnout and/or (y) Earnout Triggering Event I, Earnout Triggering Event II, and Earnout Triggering Event III, the Earnout Pro Rata Portion of each Earnout Participant set forth in the two tables immediately below shall apply:

a.	Earnout Pro Rata Portion under the 2023 Performance-Based Earnout and 2024 Performance-Based Earnout

Earnout Participant	Earnout Pro Rata Portion
Infinite Acquisitions Partners LLC (Pubco Class A Common Stock)	1.00%
Sponsor	1.50%
Infinite Acquisitions Partners LLC (Pubco Class B Common Stock and Earnout Units)	50.80%
Infinite Acquisitions Partners LLC (Pubco Class B Common Stock and Earnout Units) (Catch up)	0.00%
Katmandu Ventures, LLC	23.35%
CilMar Ventures, LLC Series A	23.35%

b.	Earnout Pro Rata Portion under Earnout Triggering Event I, Earnout Triggering Event II, and Earnout Triggering Event III

Earnout Participant	Earnout Pro Rata Portion
Infinite Acquisitions Partners LLC (Pubco Class A Common Stock)	1.00%
Sponsor	1.50%
Infinite Acquisitions Partners LLC (Pubco Class B Common Stock and Earnout Units)	32.50%
Infinite Acquisitions Partners LLC (Pubco Class B Common Stock and Earnout Units) (Catch up)	0.00%
Katmandu Ventures, LLC	32.50%
CilMar Ventures, LLC Series A	32.50%

EXHIBIT E

Stockholder’s Agreement

EXHIBIT F

EXHIBIT G

EXHIBIT H